EXHIBIT 99.2

                 IN THE CIRCUIT COURT IN AND FOR ORANGE COUNTY,
                        STATE OF FLORIDA, CIVIL DIVISION

CLEAR CHANNEL OIJTDOORM, INC.
          Plaintiff,



BOOTIE HOLDINGS CORPORATION fka BOOTIE BEER
COMPANY
          Defendant(s)
----------------/






                                     SUMMONS
                                     -------

THE STATE OF FLORIDA:
TO ALL AND SINGULAR THE SHERIFFS OF SAID STATE:
GREETINGS:

     YOU ARE HEREBY COMMANDED to serve this summons and a copy of the complaint or petition in the above styled cause upon the defendant(s):

BOOTIE HOLDINGS CORPORATION fka BOOTIE BEER COMPANY, do CHARLY MCCUE, R.A., 620 NORTH DENNING DRIVE, STE 100, WINTER PARK, FL 32789

     Each defendant is hereby required to serve written defenses to said complaint or petition on plaintiffs attorney, whose name and address is:

                         KASS, SHULER, SOLOMON, SPECTOR
                              FOYLE & SINGER, P.A.
                          P.O. BOX 800 TAMPA, FL 33601
                                 (813) 229-0900
                            Telecopier (813) 229-3323

within 20 days after service of this summons upon the defendant(s), exclusive of the day of service, and to file the original of said written defenses with the clerk of said court either before service on plaintiffs attorney or immediately thereafter. If a defendant fails to do so, a default will be entered against that defendant for the relief demanded in the complaint or petition. In accordance with the Americans With Disabilities Act, persons with a disability requiring special accommodations to participate in this proceeding should contact Court Administration at 425 North Orange Avenue, Suite 2130 Orlando, FL 32801, Telephone (407) 836-2303 within two working days of your receipt of this document. If hearing or voice impaired, call (TDD) 1-800-955-8771, via Florida Relay Service.


          WITNESS my hand and the seal of said Court on _____________, 200.

                        LYDIA GARDNER, CLELK OF THE COURT

(Court Seal)             By  /s/ Rosa Aviles, Civil Court Seal

Thomas K. Sciarrino, Jr.-478237
J0504885/PKM 0130
P200A

                 IN THE CIRCUIT COURT IN AND FOR ORANGE COUNTY,
                        STATE OF FLORIDA, CIVIL DIVISION

CLEAR CHANNEL OUTDOORM, INC.
          Plaintiff,
vs.                                                   UCN:  __________
BOOTIE HOLDINGS CORPORATION fka BOOTIE BEER           REF#: __________
COMPANY
          Defendant(s)


                                    COMPLAINT
                                    ---------
                                     COUNT I
                                     -------

          Plaintiff, by its undersigned attorneys, sues the Defendant(s), BOOTIE HOLDINGS CORPORATION Ika BOOTIE BEER COMPANY, herein and alleges:

          1.This is an action for damages which does exceed $15,000.00 exclusive of costs and interest.
          2.Defendant(s) executed and delivered to Plaintiff a note, a copy of which is attached hereto as Exhibit "A".
          3.Plaintiff is the owner and holder of said note.
          4.The Defendant(s) failed to pay said note when due, and Plaintiff elected to accelerate payment of the balance.
          5.There is now due, owing and unpaid from Defendant(s) to Plaintiff the sum of $230,847.69 on said note with interest.
          6.All conditions precedent to the filing of this complaint have been complied with by the Plaintiff WHEREFORE, Plaintiff demands judgment against the Defendant(s) BOOTIE HOLDINGS CORPORATION fka BOOTIE
BEER COMPANY in the sum of $230,847.69 together with interest and court costs.

                                    COUNT II
                                    --------

          Plaintiff, by its undersigned attorneys, sues the Defendant(s), BOOTIE HOLDINGS CORPORATION fka BOOTIE BEER COMPANY, herein and alleges:
          7.This is an action for damages which does exceed $15,000.00 exclusive of costs, interest and attorney's fees.
          8.Plaintiff and defendant entered into a contract, a copy of which is attached hereto as Exhibit "B" and by reference made a part hereof.
          9.Defendant(s) have failed to pay plaintiff pursuant to the terms of said contract and although demand has been made upon said defendant(s) to pay the balance due, the sum of $120,000.00 remains unpaid.
          10. Defendant(s) expressly agreed to pay all ofPlaintiff's costs of collection, including reasonable attorney's fees, incurred by the Plaintiff Plaintiff alleges that a reasonable attorney's fee in this matter would be a minimum of $1,500.00 and will seek an award of such amount in the event that a default judgment is entered against the Defendant(s). In the event that this matter is contested, Plaintiff intends to seek additional attorneys fees based upon the hours spent, services rendered and other reasonable factors.
          11. All conditions precedent to the filing of this complaint have been complied with by the Plaintiff WHEREFORE, Plaintiff demands judgment against the Defendant(s) BOOTIE HOLDINGS CORPORATION fka BOOTIE BEER COMPANY, in the sum of$120,000.00 together with interest, attorney's fees, and court costs.

                                    COUNT III
                                    ---------
          Plaintiff, by its undersigned attorneys, sues the Defendant(s), BOOTIE HOLDINGS CORPORATION &a BOOTIE BEER COMPANY, herein and alleges:
          12. This is an action for damages which does exceed $15,000.00 exclusive of costs, interest and attorney's fees.
          13. Plaintiff and defendant entered into a contract, a copy of which is attached hereto as Exhibit "C" and by reference made a part hereof
          14. Defendant(s) have failed to pay plaintiffpursuant to the terms of said contract and although demand has been made upon said defendant(s) to pay the balance due, the sum of $60,000.00 remains unpaid.
          15. Defendant(s) expressly agreed to pay all of Plaintiff's costs of collection, including reasonable attorney's fees, incurred by the Plaintiff Plaintiff alleges that a reasonable attorney's fee in this matter would be a mimmum of $1,500.00 and will seek an award of such amount in the event that a default judgment is entered against the Defendant(s).

In the event that this matter is contested, Plaintiff intends to seek additional attorney's fees based upon the hours spent, services rendered and other reasonable factors.
          16. All conditions precedent to the filing of this complaint have been complied with by the Plaintiff WHEREFORE, Plaintiff demands judgment against the Defendant(s) BOOTIE HOLDINGS CORPORATION fka BOOTIE
BEER COMPANY in the sum of $60,000.00 together with interest, attorney's fees, and court costs.

                                    COUNT IV
                                    --------
          Plaintiff, by its undersigned attorneys, sues the Defendant(s), BOOTIE HOLDINGS CORPORATION fla BOOTIE BEER COMPANY, herein and alleges:
          17. This is an action for damages which does exceed $5,000.00 but not $15,000.00 exclusive of costs, interest and attorney's fees.
          18. Plaintiff and defendant entered into a contract, a copy of which is attached hereto as Exhibit "D" and by reference made a part hereof
          19. Defendant(s) have failed to pay plaintiff pursuant to the terms of said contract and although demand has been made upon said defendant(s) to pay the balance due, the sum of$I 1,347.69 remains unpaid.
          20. Defendant(s) expressly agreed to pay all of Plaintiff's costs of collection, including reasonable attorney's fees, incurred by the Plaintiff. Plaintiff alleges that a reasonable attorney's fee in this matter would be a minimum of $750.00 and will seek an award of such amount in the event that a default judgment is entered against the Defendant(s). In the event that this matter is contested, Plaintiff intends to seek additional attorney's fees based upon the hours spent, services rendered and other reasonable factors.
          21. All conditions precedent to the filing of this complaint have been complied with by the Plaintiff WHEREFORE, Plaintiff demands judgment against the Defendant(s) BOOTIE HOLDINGS CORPORATION fka BOOTIE
BEER COMPANY, in the sum of$ll.347.69 together with interest, attorney's fees, and court costs.


                                     COUNT V
                                     -------
         Plaintiff, by its undersigned attorneys, sues the Defendant(s), BOOTIE HOLDINGS CORPORATION fka BOOTIE BEER COMPANY, herein and alleges:
          22. This is an action for damages which does exceed $15,000.00 exclusive of costs, interest and attorney's fees.
          23. Plaintiff and defendant entered into a contract, a copy of which is attached hereto as Exhibit "E" and by reference made a part hereof
          24. Defendant(s) have failed to pay plaintiffpursuant to the terms of said contract and although demand has been made upon said defendant(s) to pay the balance due, the sum of $30,000.00 remains unpaid.
          25. Defendant(s) expressly agreed to pay all of Plaintiff's costs of collection, including reasonable attorney's fees, incurred by the Plaintiff Plaintiff alleges that a reasonable attorney's fee in this matter would be a minimum of $1,500.00 and will seek an award of such amount in the event that a default judgment is entered against the Defendant(s). In the event that this matter is contested, Plaintiff intends to seek additional attorney's fees based upon the hours spent, services rendered and other reasonable factors.
          26. All conditions precedent to the filing of this complaint have been complied with by the Plaintiff WHEREFORE, Plaintiff demands judgment against the Defendant(s) BOOTIE HOLDINGS CORPORATION Ilta BOOTIE
BEER COMPANY in the sum of $30,000.00 together with interest, attorney's fees, and court costs.

                                    COUNT VI
                                    --------
         Plaintiff, by its undersigned attorneys, sues the Defendant(s), BOOTIE HOLDINGS CORPORATION fla BOOTIE BEER COMPANY, herein and alleges:
          27. This is an action for damages which does exceed $5,000.00 but not $15,000.00 exclusive of costs, interest and attorney's fees.
          28. Plaintiff and defendant entered into a contract, a copy of which is attached hereto as Exhibit "F" and by reference made a part hereof
          29. Defendant(s) have failed to pay plaintiffpursuant to the terms of said contract and although demand has been made upon said defendant(s) to pay the balance due. the sum of $9,000.00 remains unpaid.
          30. Defendant(s) expressly agreed to pay all of Plaintiff's costs of collection, including reasonable attorney's fees, incurred by the Plaintiff Plaintiff alleges that a reasonable attorney's fee in this matter would be a minimum of $750.00 and will seek an award of such amount in the event that a default judgment is entered against the Defendant(s). In the event that this matter is contested, Plaintiff intends to seek additional attorney's fees based upon the hours spent, services rendered and other reasonable factors.
          31. All conditions precedent to the filing of this complaint have been complied with by the Plaintiff WHEREFORE, Plaintiff demands judgment against the Defendant(s) BOOTIE HOLDINGS CORPORATION fla BOOTIE

BEER COMPANY, in the sum of $9,000.00 together with interest, attorney's fees, and court costs.




                                            KASS, SHULER, SOLOMON, SPECTOR
                                            FOYLE & SINGER, P.A.
                                            P.O. BOX 800
                                            TAMPA, FL 33601
                                            PHONE: (813) 229-0900
                                            FAX: (813) 229-3323
                                            ATTORNEYS FOR PLAINTIFF
                                            Thomas K. Sciarrino, Jr./478237/

LSZ/J0504885/PKM 0130
POO2B

                                 Promissory Note

     September 15, 2005
     Bootle Beer Company                                    Clear Channel/Miami
     620 North Derrnthg Ave. Suite 100                      5800 NW 77th Ct.
     Winter Park, FL 32789                                  Miami. FL 33166
                                                            YourRef.#: 106819

     At the thies and in the installments hereinafter stated, for value received, Bootie Beer Company, promises to pay to the order of Clear Channel/Miami, in the sum of S 280,000.00 dollars for sums due the Miami, Jacksonville, Orlando, Tampa. and Ocala Markets. In the event of a default in payment, the note will revert back to include accrued interest and late fees.


     The payments are as follows:


     $ 70,000.00 Date October. 30, 2005
     $ 70,000.00 Date November. 30, 2005
     S 70,000.00 Date December 30, 2005
     S 70,000.00 Date Janaury 30, 2006
     In the event of default in payment of any amounts as herein provided, then the entire amount shall become due at the option of the holder hereof. Demand, presentment for payment, protest and notice of protest are hereby waived.


     Bootie Beer Company
     /s/ Tania M. Torruella
      -------------------------------------
     Tania M. Torruella, EVP of Corporate Strategy


     Clear Channel --Miami - By agreeing to accept the terms offered by Bootie Beer, Clear Channel agrees that It has the authority to enter and accept this Promissory Note on behalf all Clear Channel Markets.

     /s/ Ronal Lang  9-29-05
     Ronald Lang, Title: / Credit Manager



             620 No. Derining Drive, Suite 100 Winter Park, FL 32789 Phone 407-622-5999 ToIl Free 888-303-BEER Fax 407-644-5998